Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-197816, 333-202168) and S-8 (Nos. 333-191487, 333-197158, 333-194781, 333-201242, 333-202833, 333-207234) of Allergan plc of our report dated February 24, 2017 relating to the financial statements and financial statement schedule of Warner Chilcott Limited, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 24, 2017